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                                                                    EXHIBIT 23.6

         CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

     We hereby consent to (i) the inclusion of our opinion letter, dated June 21, 1999, to the Board of Directors of Trenwick Group Inc. (the "Company") as Appendix C to the Proxy Statement/Prospectus of the Company relating to describe the transaction and (ii) all references to DLJ in the Proxy Statement/ Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                          DONALDSON, LUFKIN & JENRETTE
                                          SECURITIES CORPORATION

                                          By: /s/ DAVID M. PLATTER
                                            ------------------------------------
                                              David M. Platter
                                              Managing Director

New York, New York
September 3, 1999